UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 15, 2025 (September 30, 2024)

Kuber Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26119	87-0629754
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1113, Tower 2, Lippo Centre

89 Queensway, Admiralty, Hong Kong

(Address of principal executive offices)

+852 3703 6155

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement

Acquisition Agreement with Gongfa Materials (Guangdong) New Materials Technology Co., Limited.

As reported previously on September 30, 2024, Kuber Resources Corporation (the “Company” or “KUBR”), and its wholly owned subsidiary Kuber Resources (Guangdong) Co., Limited (“Kuber Guangdong”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with Gongfa Materials (Guangdong) New Materials Technology Co., Limited, a Chinese corporation, (“Gongfa”), and the shareholders of Gongfa (the “Shareholders”). Gongfa is a manufacturer of engineered wood products.

Pursuant to the Acquisition Agreement, the Shareholders agreed to sell 100% of the issued and outstanding shares of Gongfa to Kuber Guangdong in exchange for the issuance of such number of shares of Company common stock, par value $0.001 per share (the “Common Share Consideration”) which, collectively, shall be equal to approximately $130 million USD at an agreed upon price per share of $4.80 USD (the “Share Price”).

On October 17, 2024, the Company received an evaluation and appraisal report from a qualified independent appraisal company of the Gongfa assets as at of September 30, 2024 (“Valuation Report”). Subsequent to receipt of the Valuation Report, the Company’s Board of Directors (“Board”) and Gongfa Shareholders considered and agreed to accept the results of the Valuation Report and further agreed the number of Common Share Consideration issuable at closing shall be 24,944,381 restricted Common Stock shares which represents approximately 18.81% of the Company’s issued and outstanding common stock immediately after the Closing.

On January 14, 2025, following the satisfaction of the closing conditions, the transactions contemplated by the Acquisition Agreement and Exchange Agreement (defined below) closed, with an effective date of December 31, 2024 (“Closing”). As a result of the Closing of both the Acquisition Agreement and Exchange Agreement (Defined Below), Storming Dragon, the Company’s current majority shareholder, controlled by Raymond Fu, owns an aggregate 106,098,329 shares (or 67%) of the Company’s outstanding common stock. As a result of the Closing, Gongfa is now a wholly owned subsidiary of Kuber Guangdong.

As previously disclosed, there are no other material relationships between the Company or its affiliates and Gongfa or its affiliates: (i) Li Jiyong, one of the Company’s current directors, is a shareholder of Gongfa, and (ii) the anticipated Exchange Agreement transaction whereby the Gongfa Shareholders shall become shareholders of Storming Dragon Limited, the Company’s majority shareholder, controlled by its CEO, Raymond Fu.

Storming Dragon Exchange Agreement

As previously report, concurrent with the Company’s entry into the Acquisition Agreement, the Shareholders entered into an Equity Exchange Agreement (“Exchange Agreement”) with Storming Dragon Limited, a British Virgin Islands company (“Storming Dragon”) pursuant to which the Shareholders agreed that each of the Shareholders shall become shareholders in Storming Dragon pro-rata to their ownership interest in Gongfa and all Company shares issuable pursuant to the Acquisition Agreement shall be issued to Storming Dragon. Prior to the Exchange Agreement, the Company’s current President and Chief Executive Officer, Mr. Fu, was 60% owner of Storming Dragon. Upon closing of the Exchange Agreement, Storming Dragon shall be owned as follows: 7.36% by Shenzhen Fengyong Building Materials Supply Chain Partnership Enterprise (Limited Partnership), 13.49% by Shenzhen Guangfeng High Performance Wood Products Co Limited, 28.14% by Li Jiyong, and 51% by Mr. Raymond Fu. Mr. Fu is currently and shall continue serving and as the sole director and controlling shareholder of Storming Dragon.

The Exchange Agreement closed on December 31, 2024 concurrent with the Closing of the Acquisition Agreement.

The foregoing description of the Acquisition Agreement and Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement and Exchange Agreement, which are filed as Exhibit 2.1 and 2.2 to the Company’s Current Report on Form 8-K filed on October 15, 2024 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The applicable information set forth in Item 1.01 of this 8-K is incorporated by reference in this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this 8-K is incorporated by reference in this Item 3.02. The Stock Consideration was not registered under the Securities Act but qualified for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this 8-K no later than 71 days after the date that this 8-K is being filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this 8-K no later than 71 days after the date that this 8-K is being filed.

(d) Exhibits

2.1	Acquisition Agreement, dated September 30, 2024, filed as exhibit 2.1 to Form 8-K filed October 15, 2024 and incorporated herein by reference.
2.2	Equity Exchange Agreement, dated September 30, 2024, filed as exhibit 2.2 to Form 8-K filed October 15, 2024 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 15, 2025

Kuber Resources Corporation

/s/ Raymond Fu
By:	Raymond Fu
Title:	Chief Executive Officer